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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  ----------

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act
                                   of 1934


       Date of Report (Date of earliest event reported) JANUARY 13, 1997


                                 FIBERCHEM INC.
              --------------------------------------------------
              (Exact name of registrant as specified in charter)


        Delaware                      1-17569                   84-1063897
----------------------------        -----------             ------------------
(State or other jurisdiction        (Commission)              (IRS Employer
     of incorporation)              File Number)            Identification No.)


1181 Grier Drive, Suite B, Las Vegas, Nevada                          89119
--------------------------------------------                       ----------
  (Address of principal executive offices)                         (Zip Code)


                                (702) 361-9873
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             Registrant's telephone number, including area code


                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

   FiberChem, Inc. (the "Company") announced today that it would report substantially lower revenues for the fiscal year ended September 30, 1996 ("Fiscal 1996") than were previously reported by the Company as a result of a review of its revenue recognition policy with its independent accountants. The Company intends to file its Annual Report on Form 10-KSB within the next few days. The Company has historically recognized revenue when title passes, which is normally upon shipment of product to the customer. There is generally no right of return except for normal warranties. Subsequent to year end, the Company determined that recognition of revenues aggregating approximately $1,800,000, primarily from distributors, should in large part be deferred to subsequent periods. This determination was derived from delays in anticipated wide acceptance of certain of the Company's products.

   As a result of the foregoing, the Company expects to record approximately $900,000 of revenues during Fiscal 1996 with a loss of approximately $3,300,000. The Company said that it will restate its financial results for the third fiscal quarter ended June 30, 1996 and possibly other quarter(s). The Company had previously reported Nine Month Revenues of $1,789,187 and a net loss of $1,624,670. Revenues for the first fiscal quarter of 1997 ended December 31, 1996 are similarly affected. They are anticipated to be substantially lower than previously expected. Again, revenues not recognized for the first quarter of Fiscal 1997 are, however, anticipated to be recognized as revenues in subsequent periods.

   Geoffrey Hewitt, President and Chief Executive Officer of FiberChem, stated that the Company had previously reported in its Quarterly Report on Form 10-QSB for June 30, 1996, that there had been a slowdown in installations and hence a slowdown in receipt of anticipated orders in the offshore oil production market. In addition, in view of the fact that the aboveground storage tank leak detection industry is still in its embryonic stages and market acceptance of the industry's products, not just those of the Company, is taking longer than expected, various allowances have to be given to the Company's customers, which were in keeping with competitive practices for this industry. In reviewing this matter, the Company's Audit committee concluded that the adjustments were necessitated by the above factors and did not entail any improprieties by the Company or its officers.

   Hewitt stated that the Company remains confident that its FOCS-R-technology will be adopted by both the offshore production and leak detection marketplaces as the technology of choice; and that its other business prospects, including its Sensor-on-a-Chip-TM- technology are unaffected.

   This report includes forward-looking statements that involve risks and uncertainties, including the timely development and acceptance of new products, the impact of competitive products and pricing, the timely funding of customers' projects, customer payments to the Company and the other risks detailed from time to time in the Company's SEC reports.

   FiberChem, Inc. develops, manufactures, markets and licenses fiber optic chemical sensors (FOCS-R-) that produce continuous, real-time information on environmental pollutants in the air, water and soil.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

   (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

   (b) PRO FORMA FINANCIAL INFORMATION. Not applicable.

   (c) EXHIBITS. Not applicable.


                                  SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FIBERCHEM, INC.


Dated: January 13, 1997                By: /s/ GEOFFREY F. HEWITT
                                           ----------------------
                                           Geoffrey F. Hewitt
                                           PRESIDENT


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